EXHIBIT 10.1

                               SECURITY AGREEMENT

                  This Security Agreement is made as of May 17, 2005 by and between LAURUS MASTER FUND, LTD., a Cayman Islands corporation ("Laurus"), and RIVIERA TOOL COMPANY, a Michigan corporation (the "Company").


                                   BACKGROUND

                  Company has requested that Laurus make advances available to Company; and

                  Laurus has agreed to make such advances to Company on the terms and conditions set forth in this Agreement.


                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual covenants and undertakings and the terms and conditions contained herein, the parties hereto agree as follows:

                  1. (a) General Definitions. In addition to the terms defined elsewhere in this Agreement, capitalized terms used in this Agreement shall have the meanings assigned to them in Annex A.

                  (b) Accounting Terms. Any accounting terms used in this Agreement that are not specifically defined shall have the meanings customarily given them in accordance with GAAP and all financial computations shall be computed, unless specifically provided herein, in accordance with GAAP consistently applied.

                  (c) Other Terms. All other terms used in this Agreement and defined in the UCC, shall have the meaning given therein unless otherwise defined herein.

                  (d) Rules of Construction. All Schedules, Addenda, Annexes and Exhibits hereto or expressly identified to this Agreement are incorporated herein by reference and taken together with this Agreement constitute but a single agreement. The words "herein", "hereof" and "hereunder" or other words of similar import refer to this Agreement as a whole, including the Exhibits, Addenda, Annexes and Schedules thereto, as the same may be from time to time amended, modified, restated or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. The term "or" is not exclusive. The term "including" (or any form thereof) shall not be limiting or exclusive. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references in this Agreement or in the Schedules, Addenda, Annexes and Exhibits to this Agreement to sections, schedules, disclosure schedules, exhibits, and attachments shall refer to the

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corresponding sections, schedules, disclosure schedules, exhibits, and attachments of or to this Agreement. All references to any instruments or agreements, including references to any of this Agreement or the Ancillary Agreements shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

                  2. Loans. (a)(i) Subject to the terms and conditions set forth herein and in the Ancillary Agreements, Laurus shall make loans to Company from time to time during the Term which, in the aggregate at any time outstanding, will not exceed the lesser of (x) (I) the Capital Availability Amount minus (II) such reserves as Laurus may reasonably in its good faith judgment deem proper and necessary from time to time (the "Reserves") or (y) an amount equal to (I) the Accounts Availability plus (II) the Inventory Availability, minus (III) the Reserves (the "Loans"). The amount derived at any time from Section 2(a)(i)(y)(I) plus Section 2(a)(i)(y)(II) minus 2(a)(i)(y)(III) shall be referred to as the "Formula Amount". Company shall execute and deliver to Laurus on the Closing Date a Minimum Borrowing Note and a Revolving Note evidencing the Loans funded on the Closing Date. From time to time thereafter, Company shall execute and deliver to Laurus immediately prior to the final funding of each additional $1,000,000 tranche of Loans allocated to any Minimum Borrowing Note issued by Company to Laurus after the date hereof (calculated on a cumulative basis for each such tranche) an additional Minimum Borrowing Note evidencing such tranche, substantially in the form of the Minimum Borrowing Note delivered by Company to Laurus on the Closing Date. Notwithstanding anything herein to the contrary, whenever during the Term the outstanding balance on the Revolving Note should equal or exceed $2,000,000, to the extent that the outstanding balance on Minimum Borrowing Note shall be less than $1,000,000 (the difference of $2,000,000 less the actual balance of the Minimum Borrowing Note, the "Available Minimum Borrowing"), such portion of the balance of the Revolving Note as shall equal the Available Minimum Borrowing shall be deemed to be simultaneously extinguished on the Revolving Note and transferred to, and evidenced by, the Minimum Borrowing Note. Notwithstanding the immediately foregoing, no more than an aggregate of two (2) Minimum Borrowing Notes shall be issued by Company pursuant hereto without the express prior written consent of Company.

                           (ii) Notwithstanding the limitations set forth above,
if requested by Company, Laurus retains the right to lend to Company from time to time such amounts in excess of such limitations as Laurus may determine in its sole discretion.

                           (iii) Company acknowledges that the exercise of
Laurus' discretionary rights hereunder may result during the Term in one or more increases or decreases in the advance percentages used in determining Accounts Availability and/or Inventory Availability and Company hereby consents to any such increases or decreases which may limit or restrict advances requested by Company.

                           (iv) If Company does not pay any interest, fees,
costs or charges to Laurus when due, Company shall thereby be deemed to have requested, and Laurus is hereby authorized at its discretion to make and charge to Company's account, a Loan to Company as of such date in an amount equal to such unpaid interest, fees, costs or charges.

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                           (v) Laurus will account to Company monthly with a
statement of all Loans and other advances, charges and payments made pursuant to this Agreement, and such account rendered by Laurus shall be deemed final, binding and conclusive unless Laurus is notified by Company in writing to the contrary within thirty (30) days of the date each account was rendered specifying the item or items to which objection is made.

                           (vi) During the Term, Company may borrow and prepay
Loans in accordance with the terms and
conditions hereof and as provided in the Notes.

                           (vii)    If any Eligible  Account is not paid by the
Account Debtor within one hundred twenty (120) days after the date that such Eligible Account was invoiced or if any Account Debtor asserts a deduction, dispute, contingency, set-off, or counterclaim with respect to any Eligible Account, (a "Delinquent Account"), Company shall (i) reimburse Laurus for the amount of the Loans made with respect to such Delinquent Account in the amount of such deduction, dispute contingency, set-off or other claim, plus an adjustment fee in an amount equal to one-half of one percent (0.50%) of the gross face amount of such Eligible Account or (ii) immediately replace such Delinquent Account with an otherwise Eligible Account.

                  (b) Minimum Borrowing Amount. After a registration statement registering the Registrable Securities has been declared effective by the SEC, conversions of the Minimum Borrowing Amount into the Common Stock of Company may be initiated as set forth in the respective Minimum Borrowing Note. From and after the date upon which any outstanding principal of the Minimum Borrowing Amount (as evidenced by the first Minimum Borrowing Note) is converted into Common Stock (the "First Conversion Date"), (i) corresponding amounts of all outstanding Loans (not attributable to the then outstanding Minimum Borrowing Amount) existing on or made after the First Conversion Date will be aggregated until they reach the sum of $1,000,000 and (ii) Company will issue a new (serialized) Minimum Borrowing Note to Laurus in respect of such $1,000,000 aggregation, and (iii) Company shall prepare and file a subsequent registration statement with the SEC to register such subsequent Minimum Borrowing Note as set forth in the Registration Rights Agreement.

         3. Repayment of the Loans. Company (a) may prepay the Obligations from time to time in accordance with the terms and provisions of the Notes (and
Section 17 hereof if such prepayment is due to a termination of this Agreement); and (b) shall repay on the expiration of the Term (i) the then aggregate outstanding principal balance of the Loans made by Laurus to Company hereunder together with accrued and unpaid interest, fees and charges and (ii) all other amounts owed Laurus under this Agreement and the Ancillary Agreements. Any payments of principal, interest, fees or any other amounts payable hereunder or under any Ancillary Agreement shall be made prior to 2:00 p.m. (New York time) on the due date thereof in immediately available funds, provided, however, that if such amount is due on a date that is not a Business Day, such amount shall be due on the next following Business Day.

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         4. Procedure for Loans. Each request for a borrowing of Loans hereunder shall be made to Laurus in writing by the Company no later than 12:00 noon (New York time) on a day that is one (1) Business Day prior to the date of such requested borrowing. Together with each request for a Loan (or at such other intervals as Laurus may request), Company shall deliver to Laurus a Borrowing Base Certificate in the form of Exhibit A, which shall be certified as true and correct by the Chief Executive Officer or Chief Financial Officer of Company together with all supporting documentation relating thereto. All Loans shall be disbursed from whichever office or other place Laurus may designate from time to time and shall be charged to Company's account on Laurus' books. The proceeds of each Loan made by Laurus shall be made available to Company on the Business Day following the Business Day so requested in accordance with the terms of this
Section 4 by way of credit to Company's operating account maintained with such bank as Company designated to Laurus. Any and all Obligations due and owing hereunder may be charged to Company's account and shall constitute Loans.

         5. Interest and Payments.

                  (a) Interest.

                           (i) Except as modified by Section 5(a)(iii) below,
Company shall pay interest at the Contract Rate on the unpaid principal balance of each Loan until such time as such Loan is collected in full in good funds in dollars of the United States of America.

                           (ii) Interest and payments shall be computed on the
basis of actual days elapsed in a year of 360 days. At Laurus' option, Laurus may charge Company's account for any accrued but unpaid interest.

                           (iii) Effective upon the occurrence of any Event of
Default and for so long as any Event of Default shall be continuing, the Contract Rate shall automatically be increased as set forth in the Notes, respectively, (such increased rate, the "Default Rate"), and all outstanding Obligations, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at the Default Rate applicable to such Obligations.

                           (iv) In no event shall the aggregate interest payable
hereunder exceed the maximum rate permitted under any applicable law or regulation, as in effect from time to time (the "Maximum Legal Rate") and if any provision of this Agreement or any Ancillary Agreement is in contravention of any such law or regulation, interest payable under this Agreement and each Ancillary Agreement shall be computed on the basis of the Maximum Legal Rate (so that such interest will not exceed the Maximum Legal Rate).

                           (v) Company shall pay principal, interest and all
other amounts payable hereunder, or under any Ancillary Agreement, without any deduction whatsoever, including any deduction for any set-off or counterclaim.

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                  (b) Payments.

                           (i) Closing/Annual Payments. Upon execution of this
Agreement by Company and Laurus, Company shall pay to Laurus Capital Management, LLC a closing payment in an amount equal to three and six tenths percent (3.60%) of the Capital Availability Amount. Such payment shall be deemed fully earned on the Closing Date and shall not be subject to rebate or proration for any reason.

                           (ii) Overadvance Payment. Without affecting Laurus'
rights hereunder in the event the Loans exceed the Formula Amount (each such event, an "Overadvance"), all such Overadvances shall bear interest at an annual rate equal to two percent (2%) of the amount of such Overadvances for each month or portion thereof such amounts shall be outstanding and in excess of the Formula Amount.

                           (iii) Financial Information Default. Without
affecting Laurus' other rights and remedies, in the event Company fails to deliver the financial information required by Section 11 on or before the date required by this Agreement, Company shall pay Laurus a fee in the amount of $500.00 per week (or portion thereof) for each such failure until such failure is cured to Laurus' satisfaction or waived in writing by Laurus. Such fee shall be charged to Company's account upon written notice by Laurus to Company of each such failure.

                           (iv) Expenses. Company shall reimburse Laurus for its
reasonable expenses (including legal fees and expenses) incurred in connection with the preparation and negotiation of this Agreement and the Ancillary Agreements, and expenses incurred in connection with Laurus' due diligence review of Company and its Subsidiaries and all related matters. Amounts required to be paid under this Section 5(b)(v) will be paid on the Closing Date and shall be $52,500, plus such additional documented reasonable fees and expenses incurred by Laurus in connection with any required third party appraisals and/or extraordinary diligence, for such expenses referred to in this Section 5(b)(v).

         6.       Security Interest.

                  (a) To secure the prompt payment to Laurus of the Obligations, Company hereby assigns, pledges and grants to Laurus a continuing security interest in and Lien upon all of the Collateral as set forth in that certain Master Security Agreement dated as of the date hereof between Company and Laurus. All of Company's Books and Records relating to the Collateral shall, until delivered to or removed by Laurus, be kept by Company in trust for Laurus until all Obligations have been paid in full. Each confirmatory assignment schedule or other form of assignment hereafter executed by Company shall be deemed to include the foregoing grant, whether or not the same appears therein.

                  (b) Company hereby authorizes Laurus to file any financing statements, continuation statements or amendments thereto that (x) indicate the Collateral (1) as all assets of Company or words of similar effect, regardless of whether any

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particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (2) as being of an equal or lesser scope or with greater detail, and (y) contain any other information required by Part 5 of
Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment. Company acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Laurus and agrees that it will not do so without the prior written consent of Laurus, subject to Company's rights under Section 9-509(d)(2) of the UCC.

                  (c) Upon the occurrence and during the continuance of an Event of Default and only to the extent Company has the legal right to do so, Company hereby grants to Laurus an irrevocable, non-exclusive license (exercisable upon the termination of this Agreement due to an occurrence and during the continuance of an Event of Default without payment of royalty or other compensation to Company) to use, transfer, license or sublicense any Intellectual Property now owned, licensed to, or hereafter acquired by Company, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person; provided, that such license will terminate on the termination of this Agreement and the payment in full of all Obligations.

         7.       [RESERVED].

         8. Payment of Accounts.

                  (a) Within 15 days of the Closing Date, Company will irrevocably direct all of its present and future Account Debtors and other Persons obligated to make payments constituting Collateral to make such payments directly to the lockboxes maintained by Company (the "Lockboxes") with North Fork Bank (the "Lockbox Bank") pursuant to the terms of the certain agreements among Company, Laurus and/or the Lockbox Bank dated as of May 17, 2005. On or prior to the Closing Date, Company shall and shall cause the Lockbox Bank to enter into all such documentation acceptable to Laurus pursuant to which, among other things, the Lockbox Bank agrees to: (a) sweep the Lockboxes on a daily basis and deposit all checks received therein to an account designated by Laurus in writing and (b) comply only with the instructions or other directions of Laurus concerning the Lockboxes. All of Company's invoices, account statements and other written or oral communications directing, instructing, demanding or requesting payment of any Account of Company or any other amount constituting Collateral shall conspicuously direct that all payments be made to the Lockboxes or such other address as Laurus may direct in writing. If, notwithstanding the instructions to Account Debtors, Company receives any payments, Company shall immediately remit such payments to Laurus in their original form with all necessary endorsements. Until so remitted, Company shall hold all such payments in trust for and as the property of Laurus and shall not commingle such payments with any of its other funds or property.

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                  (b) At Laurus' election, following the occurrence of an Event of Default which is continuing, Laurus may notify Company's Account Debtors of Laurus' security interest in the Accounts, collect them directly and charge the collection costs and expenses thereof to Company's and the Eligible Subsidiaries joint and several account.

                  (c) All payments to Laurus pursuant to this Section 8 shall be applied to and reduce amounts due Laurus under the Revolving Note and any Minimum Borrowing Notes. To the extent amounts paid to Laurus pursuant to this
Section 8 exceed the outstanding balance under the Revolving Note and any Minimum Borrowing Notes then outstanding, Laurus shall remit such funds to Company by wire transfer within one (1) business day.

         9. Collection and Maintenance of Collateral.

                  (a) Laurus may verify Company's Accounts from time to time, but not more often than once every three (3) months unless an Event of Default has occurred and is continuing, utilizing an audit control company or any other agent of Laurus.

                  (b) Proceeds of Accounts received by Laurus will be deemed received on the Business Day after Laurus' receipt of such proceeds in good funds in dollars of the United States of America in Laurus' account. Any amount received by Laurus after 12:00 noon (New York time) on any Business Day shall be deemed received on the next Business Day.

                  (c) As Laurus receives the proceeds of Accounts, it shall (i) apply such proceeds, as required, to amounts outstanding under the Notes, and
(ii) remit all such remaining proceeds (net of interest, fees and other amounts then due and owing to Laurus hereunder) to Company upon request (but no more often than twice a week). Notwithstanding the foregoing, following the occurrence and during the continuance of an Event of Default, Laurus, at its option, may (a) apply such proceeds to the Obligations in such order as Laurus shall elect, (b) hold all such proceeds as cash collateral for the Obligations and Company hereby grants to Laurus a security interest in such cash collateral amounts as security for the Obligations and/or (c) do any combination of the foregoing.

         10.      [RESERVED].

         11. Financial Reporting. Company will deliver, or cause to be delivered, to Laurus each of the following, which shall be in form and detail reasonably acceptable to Laurus:

                  (a) As soon as available, and in any event within ninety (90) days after the end of each fiscal year of Company, Company's audited financial statements with a report of independent certified public accountants of recognized standing selected by Company and acceptable to Laurus (the "Accountants"), which annual financial statements shall include Company's balance sheet as at the end of such fiscal year and the related statements of Company's income, retained earnings and cash flows for the fiscal year then ended, prepared, if Laurus so requests, on a consolidating and consolidated

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basis to include all Subsidiaries and Affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) if and when available, copies of any management letters prepared by such accountants; and (ii) a certificate of Company's President, Chief Executive Officer or Chief Financial Officer stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

                  (b) As soon as available and in any event within forty five
(45) days after the end of each quarter, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of Company as at the end of and for such quarter and for the year to date period then ended, prepared, if Laurus so requests, on a consolidating and consolidated basis to include all Subsidiaries and Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of Company's President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and
(ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

                  (c) Within thirty (30) days after the end of each month (or more frequently if Laurus so requests), agings of Company's Accounts, unaudited trial balances and their accounts payable and a calculation of Company's Accounts, Eligible Accounts, Inventory and/or Eligible Inventory, provided, however, that if Laurus shall request the foregoing information more often than as set forth in the immediately preceding clause, Company shall have thirty (30) days from each such request to comply with Laurus' demand; and

                  (d) Promptly after (i) the filing thereof, copies of Company's most recent registration statements and annual, quarterly, monthly or other regular reports which Company files with the SEC, and (ii) the issuance thereof, copies of such financial statements, reports and proxy statements as Company shall send to its stockholders.

         12. Additional Representations and Warranties. Except as set forth on the Schedules delivered by Company to Laurus prior to the execution of this Agreement which hereby is incorporated by reference in and constitutes an integral part of this Agreement (the "Schedules"), or except as set forth in the SEC Reports (as defined below), Company hereby represents and warrants to Laurus as follows:

                  (a) Organization, Good Standing and Qualification. Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Company has the corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Ancillary Agreements, to issue and sell the Notes and the shares of Common Stock issuable upon conversion of the Minimum Borrowing Note (the "Note Shares"), to issue and sell the

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Options and the shares of Common Stock issuable upon conversion of the Options
(the "Option Shares"), and to carry out the provisions of this Agreement and the Ancillary Agreements and to carry on its business as presently conducted. Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions, except for those jurisdictions in which the failure to do so has not had, or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (b) Subsidiaries. Company does not have any Subsidiaries.

                  (c) Capitalization; Voting Rights.

                           (i) The authorized capital stock of the Company, as
of the date hereof consists of 9,990,575
shares, of which 9,785,575 are shares of Common Stock, no par value, 3,774,346 shares of which are issued and outstanding, and 205,000 are shares of preferred stock, no par value of which no shares of preferred stock are issued and outstanding.

                           (ii) Other than: (i) the shares reserved for issuance
under Company's stock option plans; and (ii) shares which may be granted pursuant to this Agreement and the Ancillary Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from Company of any of its securities. Neither the offer, issuance or sale of any of the Notes or the Options, or the issuance of any of the Note Shares or Option Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of Company outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

                           (iii) To the knowledge of Company, all issued and
outstanding shares of Company's Common Stock: (i) have been duly authorized and validly issued and are fully paid and nonassessable; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. For the purposes of this Agreement, "knowledge of Company" and all derivatives thereof, shall mean the actual knowledge, after due inquiry, of each of Kenneth Rieth and/or Peter Canepa on the date hereof.

                           (iv) The rights, preferences, privileges and
restrictions of the shares of the Common Stock are as stated in Company's Certificate of Incorporation, as amended (the "Charter"). The Note Shares and Option Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and Company's Charter, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

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                  (d) Authorization; Binding Obligations. All corporate action on the part of Company (including its officers and directors) necessary for the authorization of this Agreement and the Ancillary Agreements, the performance of all obligations of Company hereunder and under the other Ancillary Agreements at the Closing and, the authorization, sale, issuance and delivery of the Notes and Options has been taken or will be taken prior to the Closing. This Agreement and the Ancillary Agreements, when executed and delivered by it and all parties thereto, to the extent it is a party thereto, will be valid and binding obligations of Company, enforceable against it in accordance with their terms, except:

                           (i) as limited by applicable bankruptcy, insolvency,
reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

                           (ii) general principles of equity that restrict the
availability of equitable or legal remedies.

                  The issuance of the Notes and the subsequent conversion of the Notes into Note Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The issuance of the Options and the subsequent exercise of the Options for Option Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

                  (e) Controls and Procedures.

                           (i) Company has established and maintains "disclosure
controls and procedures" (as defined in Rules
13a-15(f) and 15d-16(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); Company's "disclosure controls and procedures" are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Rules and Regulations, and that all such information is accumulated and communicated to Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Company required under the Exchange Act with respect to such reports.

                           (ii) Since February 28, 2005 (the "Balance Sheet
Date"), Company's auditors and the audit committee of the Board of Directors of Company (or persons fulfilling the equivalent function) have not been advised of (i) any significant deficiencies in the design or operation of internal controls which could adversely affect Company's ability to record, process, summarize and report financial data nor any material weaknesses in internal controls; (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Company's internal controls.

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                  (f) Obligations to Related Parties. No relationship, direct or indirect, exists between or among any of Company or any affiliate of Company, on the one hand, and any director, officer, stockholder, customer or supplier of Company or any affiliate of Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in any SEC Report which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by Company to or for the benefit of any of the officers or directors of Company or any of their respective family members, except as disclosed in the SEC Reports. Company has not, in violation of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of Company.

                  (g) Changes. Since the Balance Sheet Date, there has not been:

                           (i) any Material Adverse Effect;

                           (ii) any resignation or termination of any officer,
key employee or group of employees of Company;

                           (iii) any material change, except in the ordinary
course of business, in the contingent obligations of Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

                           (iv) any damage, destruction or loss, whether or not
covered by insurance, which has had a Material
Adverse Effect;

                           (v) any waiver by Company of a valuable right or of a
material debt owed to it;

                           (vi) any direct or indirect material loans made by
Company to any stockholder, employee, officer or director of Company, other than advances made in the ordinary course of business;

                           (vii) any material change in any compensation
arrangement or agreement with any employee, officer, director or stockholder of Company;

                           (viii) any declaration or payment of any dividend or
other distribution of the assets of Company;

                           (ix) any labor organization activity related to
Company;

                           (x) any debt, obligation or liability incurred,
assumed or guaranteed by Company, except those for immaterial amounts and for liabilities incurred in the ordinary course of business;

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                           (xi) any sale, assignment or transfer of any patents,
trademarks, copyrights, trade secrets or other intangible assets owned by Company;

                           (xii) any change in any material agreement to which
Company is a party or by which either Company is bound which has had a Material Adverse Effect; or

                           (xiii) any arrangement or commitment by Company to do
any of the acts described in subsection (i) through (xii) of this Section 12(g).

                  (h) Title to Properties and Assets; Liens, Etc. Company has good and marketable title to its properties and assets, and good title to its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than:

                           (i) those resulting from taxes which have not yet
become delinquent;

                           (ii) minor liens and encumbrances which do not
materially detract from the value of the property subject thereto or materially impair the operations of Company, so long as in each such case, such liens and encumbrances have no effect on the lien priority of Laurus in such property; and

                           (iii) those that have otherwise arisen in the
ordinary course of business, so long as they have no effect on the lien priority of Laurus therein.

All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

                  (i)      Intellectual Property.

                           (i) Company owns or possesses sufficient legal rights
to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes (the "Intellectual Property") necessary for its business as now conducted and, to Company's knowledge, as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.

                           (ii) Company has not received any communications
alleging that Company has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is Company aware of any basis therefor.

                           (iii) Company does not believe it is or will be
necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by Company, except for inventions, trade secrets or proprietary information that have been rightfully assigned to Company.

                  (j) Compliance with Other Instruments. Company is not in violation or default of (x) any term of its Charter or Bylaws, or (y) any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause
(y), has had a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Ancillary Agreements to which it is a party, and the issuance and sale of the Notes by Company and the Option by Company each pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to Company, its business or operations or any of its assets or properties.

                  (k) Litigation. Except as set forth on Schedule 12(l), there is no action, suit, proceeding or investigation pending or, to Company's knowledge, currently threatened against Company that prevents Company from entering into this Agreement or the other Ancillary Agreements, or from consummating the transactions contemplated hereby or thereby, or which has had a Material Adverse Effect, nor is Company aware that there is any basis to assert any of the foregoing. Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by Company currently pending or material suit, proceeding or investigation which Company intends to initiate.

                  (l) Tax Returns and Payments. Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by Company on or before the Closing, have been paid or will be paid prior to the time they become delinquent (taking into account any extension of time to file granted or obtained). Company has not been advised:

                           (i) that any of its returns, federal, state or other,
have been or are being audited as of the date hereof; or

                           (ii) of any adjustment, deficiency, assessment or
court decision in respect of its federal, state or other taxes.

To Company's knowledge, it has no liability for any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately reserved for on its books, in accordance with GAAP.

                  (m) Employees. Company does not have any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to Company's knowledge, threatened with respect to Company. Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To Company's knowledge, no employee of Company, nor any consultant with whom Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, Company because of the nature of the business to be conducted by Company; and to Company's knowledge, the continued employment by Company of its present employees, and the performance of Company's contracts with its independent contractors, will not result in any such violation. Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would interfere with their duties to Company. Company has not received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with Company, no employee of Company has been granted the right to continued employment by Company or to any material compensation following termination of employment with Company. Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with Company, nor does Company have a present intention to terminate the employment of any officer, key employee or group of employees.

                  (n) Registration Rights and Voting Rights. Company is not presently under any obligation, and Company has not granted any rights, to register any of Company's presently outstanding securities or any of its securities that may hereafter be issued. To the knowledge of Company, no stockholder of Company has entered into any agreement with respect to the voting of equity securities of Company.

                  (o) Compliance with Laws; Permits. Company is not in violation of any provision of the Sarbanes-Oxley Act or SEC rule or rule of the Principal Market (as hereafter defined) promulgated thereunder or any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation has had a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any other Related Agreement and the issuance of any of the Securities, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. Company has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which has had a Material Adverse Effect.

                  (p) Environmental and Safety Laws. To Company's knowledge, Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by Company or, to Company's knowledge, by any other person or entity on any property owned, leased or used by Company. For the purposes of the preceding sentence, "Hazardous Materials" shall mean:

                           (i) materials which are listed or otherwise defined
as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials; or

                           (ii) any petroleum products or nuclear materials.

                  (q) Valid Offering. Assuming the accuracy of the representations and warranties of Laurus contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

                  (r) Full Disclosure. Company has provided Laurus with all information requested by Laurus in connection with its decision to purchase the Note. Neither this Agreement, the Ancillary Agreements, the exhibits and schedules hereto and thereto nor any other document delivered by Company to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to Laurus by Company were based on Company's experience in the industry and on assumptions of fact and opinion as to future events which Company, at the date of the issuance of such projections or estimates, believed to be reasonable.

                  (s) Insurance. Company has general commercial, product liability, fire and casualty insurance policies with coverages which Company believes are customary for companies similarly situated to Company in the same or similar business.

                  (t) SEC Reports and Financial Statements. Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end adjustments.

                  (u) Listing. Company's Common Stock is listed for trading on a Principal Market (as hereafter defined) and satisfies all requirements for the continuation of such listing. Company has not received any notice that its Common Stock will be delisted from the Principal Market or that its Common Stock does not meet all requirements for listing. For purposes hereof, the term "Principal Market" means the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Marketing System, American Stock Exchange or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock).

                  (v) No Integrated Offering. Neither Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by Company or concurrent offerings made by the Company on the date hereof, for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of Company are listed or designated.

                  (w) Stop Transfer. The Securities are restricted securities as of the date of this Agreement. Other than as may be required by applicable law, Company will not issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.

                  (x) Dilution. Company specifically acknowledges that its obligation to issue the shares of Common Stock upon conversion of the Notes and exercise of the Option is binding upon Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of Company, subject to the limitations set forth therein.

                  (y) Foreign Corrupt Practices.Neither Company, nor to the knowledge of Company, any agent or other person acting on behalf of Company, has
(i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by Company (or made by any person acting on its behalf of which Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended. Neither Company nor, to the knowledge of Company, any director, officer, agent, employee or affiliate of Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

                  (z) Schedule 12(z) sets forth Company's name as it appears in official filings in the state of its incorporation, the type of entity of Company, the organizational identification number issued by Company's state of incorporation or a statement that no such number has been issued, Company's state of incorporation, and the location of Company's chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) and such locations have not changed during the preceding twelve months. As of the Closing Date, during the prior five years Company has not been known as or conducted business in any other name (including trade names). Company has only one state of incorporation.

                  (aa) Certain Fees. No brokerage or finder's fees or commissions are or will be payable by Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement. To the knowledge of Company, no facts exist which would make Laurus liable for such Fees contemplated by the previous sentence.

                  (bb) ERISA. Based upon the Employee Retirement Income Security Act of 1974 ("ERISA"), and the regulations and published interpretations thereunder: (i) Company has not engaged in any Prohibited Transactions (as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")); (ii) Company has met all applicable minimum funding requirements under Section 302 of ERISA in respect of its plans; (iii) to the knowledge of Company no event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (iv) Company does not have any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than Company's employees; and (v) Company has not withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

         13. Covenants. Company covenants and agrees with Laurus as follows:

                  (a) Stop-Orders. Company will advise Laurus, promptly after it receives notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of Company, or of the suspension of the qualification of the Common Stock of Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

                  (b) Listing. Company shall promptly secure the listing of the shares of Common Stock issuable upon conversion of the Notes and upon the exercise of the Option on the Principal Market upon which shares of Common Stock are listed (subject to official notice of issuance) and shall maintain such listing so long as any other shares of Common Stock shall be so listed. Company will maintain the listing of its Common Stock on the Principal Market, and will comply in all material respects with Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable.

                  (c) Market Regulations. Company shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to Laurus and promptly provide copies thereof to Laurus.

                  (d) Reporting Requirements. Company will timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

                  (e) Use of Funds. Company agrees that it will use the proceeds of the sale of the Notes and the Options for general working capital purposes only and to pay its senior secured debt to Comerica Bank and subordinated debt to The Hillstreet Fund II, L.P. in full, in the amounts set forth in Company's Disbursement Letter of even date herewith.

                  (f) Access to Facilities. Company will permit any representatives designated by Laurus (or any successor of Laurus), upon reasonable notice and during normal business hours, at such person's expense and accompanied by a representative of Company, to:

                           (i) have access to, visit, inspect, review, evaluate
and make physical verification and appraisals of Company's properties and the Collateral;

                           (ii) inspect, audit and copy (or take originals if
necessary) and make extracts from Company's Books and Records, including management letters prepared by independent accountants; and

                           (iii) discuss with Company's principal officers, and
independent accountants, Company's business, assets, liabilities, financial condition, results of operations and business prospects.

Company will deliver to Laurus any instrument necessary for Laurus to obtain records from any service bureau maintaining records for Company. If any internally prepared financial information, including that required under this
Section is unsatisfactory in any manner to Laurus, Laurus may request that the Accountants review the same. Laurus acknowledges that it may be provided material, non-public information and acknowledges its continuing obligations under that certain Confidentiality and Standstill Agreement dated January 3, 2005 by and between Company and Laurus (the "Confidentiality Agreement").

                  (g) Taxes. Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

                  (h) Insurance. Company will bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral. Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as Company; and Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which Company reasonably believes is customary for companies in similar business similarly situated as Company and to the extent available on commercially reasonable terms. Company and each of its Subsidiaries will jointly and severally bear the full risk of loss from any loss of any nature whatsoever with respect to the assets pledged to Laurus as security for its obligations hereunder and under the Ancillary Agreements. At Company's own cost and expense in amounts and with carriers reasonably acceptable to Laurus, Company and each of the Subsidiaries shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Company's or the respective Subsidiary's including business interruption insurance; (ii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iii) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Company or the Subsidiary is engaged in business; and (iv) furnish Laurus with (x) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, (y) excepting Company's workers' compensation policy, endorsements to such policies naming Laurus as "co-insured" or "additional insured" and appropriate loss payable endorsements in form and substance satisfactory to Laurus, naming Laurus as loss payee, and (z) evidence that as to Laurus the insurance coverage shall not be impaired or invalidated by any act or neglect of Company or any Subsidiary and the insurer will provide Laurus with at least thirty (30) days notice prior to cancellation. Company shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to Laurus and not to Company and Laurus jointly. If any insurance losses are paid by check, draft or other instrument payable to Company and Laurus jointly, Laurus may endorse Company's name thereon and do such other things as Laurus may deem advisable to reduce the same to cash. Laurus is hereby authorized to adjust and compromise claims. All loss recoveries received by Laurus upon any such insurance may be applied to the Obligations as a prepayment, in such order as Laurus in its sole discretion shall determine or shall otherwise be delivered to Company. Any surplus shall be paid by Laurus to Company or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Company to Laurus, on demand.

                  (i) Intellectual Property. Company shall maintain in full force and effect its corporate existence, rights and franchises and all material licenses and other rights to use Intellectual Property owned or possessed by it and it reasonably deems to be necessary to the conduct of its business.

                  (j) Properties. Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.

                  (k) Confidentiality. Company agrees that it will not disclose, and will not include in any public announcement, the name of Laurus, unless expressly agreed to by Laurus or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Company may disclose Laurus' identity and the terms of this Agreement to its current and prospective debt and equity financing sources.

                  (l) Required Approvals. Company shall not, without the prior written consent of Laurus, (i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt) whether secured or unsecured other than
(A) Company's indebtedness to Laurus, (B) an aggregate amount of $50,000 in unsecured debt outstanding at any time, or (C) as set forth on the Schedules attached hereto and made a part hereof; (ii) cancel any debt owing to it in excess of $50,000 in the aggregate during any 12 month period; (iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except the endorsement of negotiable instruments by Company for deposit or collection or similar transactions in the ordinary course of business; (iv) directly or indirectly declare, pay or make any dividend or distribution on any class of its Stock other than to pay dividends on shares of its

Preferred Stock outstanding on the date hereof or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Stock of Company outstanding on the date hereof except as required under the terms of Company's outstanding Preferred Stock issued and outstanding on the date hereof, or issue any Preferred Stock; (v) purchase or hold beneficially any margin Stock or other margin securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including any partnership or joint venture, except (x) travel advances, (y) loans to Company's officers and employees not exceeding at any one time an aggregate of $10,000, and (z) existing Subsidiaries of Company; (vi) create or permit to exist any Subsidiary, other than any Subsidiary in existence on the date hereof and listed in the Schedules unless such new Subsidiary is designated by Laurus as either a co-borrower or guarantor hereunder and such Subsidiary shall have entered into all such documentation required by Laurus to grant to Laurus a first priority perfected security interest in substantially all of such Subsidiary's assets to secure the Obligations; (vii) directly or indirectly, prepay any indebtedness (other than to Laurus and in the ordinary course of business), or repurchase, redeem, retire or otherwise acquire any indebtedness (other than to Laurus and in the ordinary course of business) except to make scheduled payments of principal and interest thereof; (viii) enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a portion of the assets or Stock of any Person or permit any other Person to consolidate with or merge with it, unless (1) Company is the surviving entity of such merger or consolidation, (2) no Event of Default shall exist immediately prior to and after giving effect to such merger or consolidation, (3) Company shall have provided Laurus copies of all documentation relating to such merger or consolidation and (4) Company shall have provided Laurus with at least thirty (30) days' prior written notice of such merger or consolidation; (ix) materially change the nature of the business in which it is presently engaged; (x) become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict Company's right to perform the provisions of this Agreement or any of the agreements contemplated thereby; (xi) change its fiscal year or make any changes in accounting treatment and reporting practices without prior written notice to Laurus except as required by GAAP or in the tax reporting treatment or except as required by law; (xii) enter into any transaction with any employee, director or Affiliate, except in the ordinary course on arms-length terms; or (xiii) bill Accounts under any name except the present name of Company or its existing Subsidiaries.

                  (m) Reissuance of Securities. Company agrees to reissue certificates representing the Securities without the legends set forth in
Section 37 below at such time as:

                           (i) the holder thereof is permitted to dispose of
such Securities pursuant to Rule 144(k) under the Securities Act; or

                           (ii) upon resale subject to an effective registration
statement after such Securities are registered under the Securities Act.

Company agrees to cooperate with Laurus in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided Company and its counsel receive reasonably requested representations from Laurus and broker, if any.

                  (n) Opinion. On the Closing Date, Company will deliver to Laurus an opinion acceptable to Laurus from Company's legal counsel. Company will provide, at Company's expense, such other legal opinions in the future as are reasonably necessary for the conversion of the Notes and the exercise of the Options.

                  (o) Legal Name, etc. Company will not, without providing Laurus with 30 days prior written notice, change (i) its name as it appears in the official filings in the state of its incorporation or formation, (ii) the type of legal entity it is, (iii) its organization identification number, if any, issued by its state of incorporation, (iv) its state of incorporation or
(v) amend its certificate of incorporation, by-laws or other organizational document.

                  (p) Compliance with Laws. The operation of Company's business is and will continue to be in compliance in all material respects with all applicable federal, state and local laws, rules and ordinances, including to all laws, rules, regulations and orders relating to taxes, payment and withholding of payroll taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety and environmental matters.

                  (q) Notices. Company will promptly inform Laurus in writing of: (i) the commencement of all proceedings and investigations by or before and/or the receipt of any notices from, any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any way concerning any event which could reasonable be expected to have singly or in the aggregate, a Material Adverse Effect; (ii) any change which has had, or could reasonably be expected to have, a Material Adverse Effect; (iii) any Event of Default or Default; and (iv) any default or any event which with the passage of time or giving of notice or both would constitute a default under any agreement for the payment of money to which Company is a party or by which Company or any of Company's properties may be bound the breach of which would have a Material Adverse Effect..

                  (r) Margin Stock. Company will not permit any of the proceeds of the Loans made hereunder to be used directly or indirectly to "purchase" or "carry" "margin stock" or to repay indebtedness incurred to "purchase" or "carry" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

                  (s) Offering Restrictions. Except as previously disclosed in the SEC Reports or stock or stock options granted to employees or directors of Company (these exceptions hereinafter referred to as the "Excepted Issuances"), neither Company nor any of its Subsidiaries will, prior to the full repayment or conversion of the Notes (together with all accrued and unpaid interest and fees related thereto), (x) enter into any equity line of credit agreement or similar agreement or (y) issue, or enter into any agreement to issue, any securities with a variable/floating conversion and/or pricing feature which are or could be (by conversion or registration) free-trading securities (i.e. common stock subject to a registration statement) (the "Exclusion Period").

                  (t) Authorization and Reservation of Shares. Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the conversion of the Notes and exercise of the Options.

                  (u) Financing Right of First Refusal. (i) Company hereby grants to the Purchaser a right of first refusal to provide any Additional Financing (as defined below) to be issued by Company and/or any of its Subsidiaries, subject to the following terms and conditions. From and after the date hereof, prior to the incurrence of any additional indebtedness convertible into Common Stock and/or the sale or issuance of any convertible equity interests of Company or any of its Subsidiaries (an "Additional Financing"), Company and/or any Subsidiary of Company, as the case may be, shall notify Laurus of its intention to enter into such Additional Financing. In connection therewith, Company and/or the applicable Subsidiary thereof shall submit a fully executed term sheet (a "Proposed Term Sheet") to Laurus setting forth the terms, conditions and pricing of any such Additional Financing (such financing to be negotiated on "arm's length" terms and the terms thereof to be negotiated in good faith) proposed to be entered into by Company and/or such Subsidiary. Laurus shall have the right, but not the obligation, to deliver its own proposed term sheet (the "Laurus Term Sheet") setting forth the terms and conditions upon which Laurus would be willing to provide such Additional Financing to Company and/or such Subsidiary. Laurus Term Sheet shall contain terms no less favorable to Company and/or such Subsidiary than those outlined in Proposed Term Sheet. Laurus shall deliver such Laurus Term Sheet within ten business days of receipt of each such Proposed Term Sheet. If the provisions of Laurus Term Sheet are at least as favorable to Company and/or such Subsidiary, as the case may be, as the provisions of the Proposed Term Sheet, Company and/or such Subsidiary shall enter into and consummate the Additional Financing transaction outlined in Laurus Term Sheet.

                           (ii) Company will not, and will not permit its
Subsidiaries to, agree, directly or indirectly, to any restriction with any person or entity which limits the ability of Laurus to consummate an Additional Financing with Company or any of its Subsidiaries.

                  14. Further Assurances. (a) At any time and from time to time, upon the written request of Company and at the sole expense of Laurus, Laurus shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Company may request (i) to obtain the full benefits of this Agreement and the Ancillary Agreements, or (ii) to enable Company to exercise all or any of the rights and powers herein granted or any Ancillary Agreement.

                  (b) At any time and from time to time, upon the written request of Laurus and at the sole expense of Company, Company shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Laurus may request (i) to obtain the full benefits of this Agreement and the Ancillary Agreements, (ii) to protect, preserve and maintain Laurus's rights in the Collateral and under this Agreement or any Ancillary Agreement, or (iii) to enable Laurus to exercise all or any of the rights and powers herein granted or any Ancillary Agreement

         15. Representations, Warranties and Covenants of Laurus.

             Laurus hereby represents, warrants and covenants to Company as follows:

                  (a) Organization, Requisite Power and Authority. Laurus is an entity duly organized, validly existing and in good standing under the law of the jurisdiction of its organization. Laurus has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Ancillary Agreements and to carry out their provisions. All corporate action on Laurus' part required for the lawful execution and delivery of this Agreement and the Ancillary Agreements have been or will be effectively taken prior to the Closing Date. Upon their execution and delivery, this Agreement and the Ancillary Agreements will be valid and binding obligations of Laurus, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

                  (b) Investment Representations. Laurus understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Laurus' representations contained in this Agreement, including, without limitation, that Laurus is an "accredited investor" within the meaning of Regulation D under the Securities Act. Laurus has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Note to be purchased by it under this Agreement and the Securities acquired by it upon the conversion of the Note.

                  (c) Laurus Bears Economic Risk. Laurus has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Company so that it is capable of evaluating the merits and risks of its investment in Company and has the capacity to protect its own interests. Laurus must bear the economic risk of this investment until the Securities are sold pursuant to (i) an effective registration statement under the Securities Act, or (ii) an exemption from registration is available.

                  (d) Acquisition for Own Account. Laurus is acquiring the Securities for its own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

                  (e) Laurus Can Protect Its Interest. Laurus represents that by reason of its, or of its management's, business and financial experience, Laurus has the capacity to evaluate the merits and risks of its investment in the Note, and the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement, and the Ancillary Agreements. Further, Laurus is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the Ancillary Agreements.

                  (f) Accredited Investor. Laurus represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                  (g) Certain Fees. No brokerage or finder's fees or commissions are or will be payable by Laurus to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement. Company shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. To Laurus' knowledge, no fact exists which would make Company liable for such Fees contemplated by the previous paragraph.

                  (h) No Shorting. Each of Laurus or any of its Affiliates and investment partners has not, will not, and will not cause any Person or other entity, nor will Laurus allow any its Affiliates and investment partners, to directly or indirectly engage in "short sales" of Company's Common Stock as long as any of the Notes shall be outstanding.

                  (i) Patriot Act. Laurus certifies that, to the best of Laurus' knowledge after due inquiry, Laurus has not been designated, and is not owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. Laurus seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, Laurus hereby represents, warrants and agrees that: (i) none of the cash or property that Laurus will use to purchase the Notes has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no disbursement by Laurus to Company, to the extent within Laurus' control, shall cause Laurus to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. Laurus shall promptly notify Company if any of these representations ceases to be true and accurate regarding Laurus. Laurus agrees to provide Company any additional information regarding Laurus that Company deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. Laurus understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering similar activities, Laurus shall, at its own cost and expense, undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of Laurus' investment in Company. Laurus further understands that Company may release information about Laurus and, if applicable, any underlying beneficial owners, to proper authorities if Company, in its sole discretion, determines that it is in the best interests of Company in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

                  (j) Limitation on Acquisition of Common Stock of Company. Notwithstanding anything to the contrary contained in this Agreement, any Ancillary Agreement, any document, instrument or agreement entered into in connection with the transactions contemplated hereby or any document, instrument or agreement entered into in connection with any other transaction entered into by and between Laurus and Company (and/or subsidiaries or affiliates of Company), Laurus shall not acquire stock in Company (including, without limitation, pursuant to a contract to purchase, by exercising an option or warrant, by converting any other security or instrument, by acquiring or exercising any other right to acquire, shares of stock or other security convertible into shares of stock in Company, or otherwise, and such options, warrants, conversion or other rights shall not be exercisable) to the extent such stock acquisition would cause any interest (including any original issue discount) payable by Company to Laurus not to qualify as portfolio interest, within the meaning of Section 881(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code") by reason of Section 881(c)(3) of the Code, taking into account the constructive ownership rules under Section 871(h)(3)(C) of the Code (the "Stock Acquisition Limitation"). The Stock Acquisition Limitation shall automatically become null and void without any notice to Company upon the earlier to occur of either (a) Company's delivery to Laurus of a Notice of Redemption (as defined in the Note) or (b) the existence of an Event of Default (as defined in the Note) at a time when the average closing price of Company's common stock as reported by Bloomberg, L.P. on the Principal Market for the immediately preceding five trading days is greater than or equal to 150% of the Fixed Conversion Price (as defined in the Note).

         16.      [RESERVED].

         17. Term of Agreement. Laurus' agreement to make Loans and extend financial accommodations under and in accordance with the terms of this Agreement or any Ancillary Agreement shall continue in full force and effect until the expiration of the Term. At Laurus' election following the occurrence of an Event of Default which is continuing, Laurus may terminate this Agreement. The termination of the Agreement shall not affect any of Laurus' rights hereunder or any Ancillary Agreement and the provisions hereof and thereof shall continue to be fully operative until the Obligations have been irrevocably disposed of, concluded or liquidated. Notwithstanding the foregoing, Laurus shall release its security interests promptly upon irrevocable payment to it of all Obligations if Company shall have (i) provided Laurus with an executed release of any and all claims which Company may have or thereafter have under this Agreement and all Ancillary Agreements and (ii) paid to Laurus an early payment fee in an amount equal to (1) four percent (4.0%) of the Capital Availability Amount if such payment occurs prior to the first anniversary of the Closing Date, (2) three (3.0%) of the Capital Availability Amount if such payment occurs on or after the first anniversary and prior to the second anniversary of the Closing Date and (3) two percent (2.0%) of the Capital Availability Amount if such termination occurs thereafter during the Term; such fee being intended to compensate Laurus for its costs and expenses incurred in initially approving this Agreement or extending same. Such early payment fee shall be due and payable by Company to Laurus upon termination by acceleration of this Agreement by Laurus due to the occurrence and continuance of an Event of Default.

         18. Termination of Lien. The Liens and rights granted to Laurus hereunder and any Ancillary Agreements and the financing statements filed in connection herewith or therewith shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Company's account may from time to time be temporarily in a zero or credit position, until all of the Obligations of Company have been paid or performed in full after the termination of this Agreement. Laurus shall not be required to send termination statements to Company, or to file them with any filing office, unless and until this Agreement and the Ancillary Agreements shall have been terminated in accordance with their terms and all Obligations paid in full in immediately available funds.

         19. Events of Default. The occurrence of any of the following shall constitute an "Event of Default":

                  (a) Failure to Pay. Company fails to pay when due any installment of principal, interest or other fees hereon in accordance herewith, or Company fails to pay any of the other Obligations when due, and, in any such case, such failure shall continue for a period of three (3) Business Days following the date upon which any such payment was due.

                  (b) Breach of Covenant. Company or any of its Subsidiaries breaches any covenant or any other term or condition of this Agreement in any material respect and such breach, if subject to cure, continues for a period of fifteen (15) days after the occurrence thereof.

                  (c) Breach of Representations and Warranties. Any representation, warranty or statement made or furnished by Company or any of its Subsidiaries in this Agreement or any Ancillary Agreement shall at any time be false or misleading in any material respect.

                  (d) Other Indebtedness. The occurrence of any event of default (or similar term) under any indebtedness in excess of $250,000 in the aggregate which Company or any of its Subsidiaries is a party with third parties;

                  (e) Material Adverse Effect. Any change in Company's or any of its Subsidiary's condition or affairs (financial or otherwise) which in the Holder's reasonable, good faith opinion, could reasonably be expected to have a Material Adverse Effect;

                  (f) Bankruptcy. Company or any of its Subsidiaries shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

                  (g) Judgments. An attachment or levy is made upon Company or any of its Subsidiaries' assets having an aggregate value in excess of $50,000 or a judgment is rendered against Company's property involving a liability of more than $50,000 which shall not have been vacated, discharged, stayed or bonded within thirty (30) days from the entry thereof;

                  (h) Insolvency. Company or any of its Subsidiaries shall admit in writing its inability, or be generally unable to pay its debts as they become due or cease operations of its present business;

                  (i) Change in Control. Any Change of Control (as defined below) shall occur with respect to the Company, unless Laurus shall have expressly consented to such Change of Control in writing. A "Change of Control" shall mean any event or circumstance as a result of which (i) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) other than Laurus or any of its Affiliate or a Person or group that is an Affiliate of the Company on the date of this Loan Agreement:
(A) acquires beneficial ownership of 50% or more of outstanding Common Stock of the Company or (B) obtains the power (regardless of whether exercised) to elect a majority of the Company's directors, or (ii) the Company merges or consolidates with, or sells all or substantially all of its assets to, any other Person;

                  (j) Indictment; Proceedings. The indictment of Company or any of its Subsidiaries under any criminal or civil proceeding against Company or any of its Subsidiaries or any executive officer of Company or any of its Subsidiaries pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of Company or any of its Subsidiaries;

                  (k) Ancillary Agreements. (i) An Event of Default shall occur under and as defined in any Note or Ancillary Agreement, (ii) Company or any of its Subsidiaries shall breach any term or provision of this Agreement or any Ancillary Agreement in any material respect which is not cured within any applicable cure or grace period, (iii) Company or any of its Subsidiaries attempts to terminate, challenges the validity of, or its liability under, this Agreement or any Ancillary Agreement, (iv) any proceeding shall be brought to challenge the validity, binding effect of this Agreement or any Ancillary Agreement or (v) this Agreement or any Ancillary Agreement ceases to be a valid, binding and enforceable obligation of Company or any of its Subsidiaries (to the extent such persons or entities are a party thereto);

                  (l) Stop Trade. An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that Company shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the Common Stock on another Principal Market within sixty (60) days of such notice; or

                  (m) Failure to Deliver Common Stock or Replacement Note. Subject to obtaining stockholder approval, if necessary, Company's failure to deliver Common Stock to Laurus (or its designee) pursuant to and in the form required by this Agreement and, if such failure to deliver Common Stock shall not be cured within two (2) business days or Company is required to issue a replacement Note to the Holder and Company shall fail to deliver such replacement Note within seven (7) Business Days.

                  (n) any Lien created hereunder or under any Ancillary Agreement ceases to be or is not a valid and perfected Lien having a first priority interest in favor of Laurus due to actions taken or which fail to be taken by Company or any Subsidiary; or

                  (o) Company directly or indirectly sells, assigns, transfers, conveys, or suffers or permits to occur any sale, assignment, transfer or conveyance of any assets of Company or any interest therein, except as permitted herein or in the Ancillary Agreements.

         20. Remedies. Following the occurrence of an Event of Default which is continuing, Laurus shall have the right to demand repayment in full of all Obligations, whether or not otherwise due. Until all Obligations have been fully satisfied, Laurus shall retain its Lien in all Collateral. Laurus shall have, in addition to all other rights provided herein and in each Ancillary Agreement, the rights and remedies of a secured party under the UCC, and under other applicable law, all other legal and equitable rights to which Laurus may be entitled, including the right to take immediate possession of the Collateral, to require Company to assemble the Collateral, at Company's expense, and to make it available to Laurus at a place designated by Laurus which is reasonably convenient to both parties and to enter any of the premises of Company or wherever the Collateral shall be located, with or without force or process of law, and to keep and store the same on said premises until sold (and if said premises be the property of Company, Company agrees not to charge Laurus for storage thereof), and the right to apply for the appointment of a receiver for Company's property. Further, Laurus may, at any time or times after the occurrence of an Event of Default, sell and deliver all Collateral held by or for Laurus at public or private sale for cash, upon credit or otherwise, at such prices and upon such terms as Laurus, in Laurus' sole discretion, deems advisable or Laurus may otherwise recover upon the Collateral in any commercially reasonable manner as Laurus, in its sole discretion, deems advisable. The requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Company at Company's address as shown in Laurus' records, at least ten (10) days before the time of the event of which notice is being given. Laurus may be the purchaser at any sale, if it is public. The proceeds of sale shall be applied first to all costs and expenses of sale, including attorneys' fees, and second to the payment (in whatever order Laurus elects) of all Obligations. After the indefeasible payment and satisfaction in full in cash of all of the Obligations, and after the payment by Laurus of any other amount required by any provision of law, including Section 608(a)(1) of the Code (but only after Laurus has received what Laurus considers reasonable proof of a subordinate party's security interest), the surplus, if any, shall be paid to Company or its representatives or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. Company shall remain liable to Laurus for any deficiency. In addition, Company shall pay Laurus a liquidation fee ("Liquidation Fee") in the amount of five percent (5%) of the actual amount collected in respect of each Account outstanding at any time during a "liquidation period". For purposes hereof, "liquidation period" means a period:
(i) beginning on the earliest date of (x) an event referred to in Section 19(i) or 19(j), or (y) the cessation of Company's business; and (ii) ending on the date on which Laurus has actually received all Obligations due and owing it under this Agreement and the Ancillary Agreements. The Liquidation Fee shall be paid on the date on which Laurus collects the applicable Account by deduction from the proceeds thereof.. Company and Laurus acknowledge that the actual damages that would be incurred by Laurus after the occurrence of an Event of Default would be difficult to quantify and that Company and Laurus have agreed that the fees and obligations set forth in this Section and in this Agreement would constitute fair and appropriate liquidated damages in the event of any such termination.

         21. Waivers. To the full extent permitted by applicable law, Company waives (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of this Agreement and the Ancillary Agreements or any other notes, commercial paper, Accounts, contracts, Documents, Instruments, Chattel Paper and guaranties at any time held by Laurus on which Company may in any way be liable, and hereby ratifies and confirms whatever Laurus may do in this regard; (b) all rights to notice and a hearing prior to Laurus' taking possession or control of, or to Laurus' replevy, attachment or levy upon, any Collateral or any bond or security that might be required by any court prior to allowing Laurus to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws. Company acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the Ancillary Agreements and the transactions evidenced hereby and thereby.

         22. Expenses. Company shall pay all of Laurus' reasonable out-of-pocket costs and expenses, including reasonable fees and disbursements of in-house or outside counsel and appraisers, in connection with the preparation, execution and delivery of this Agreement and the Ancillary Agreements, and in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with this Agreement or any Ancillary Agreement. Company shall also pay all of Laurus' reasonable documented fees, charges, out-of-pocket costs and expenses, including fees and disbursements of counsel and appraisers, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by this Agreement or the Ancillary Agreements, (b) Laurus' obtaining performance of the Obligations under this Agreement and any Ancillary

Agreements, including, but not limited to, the enforcement or defense of Laurus' security interests, assignments of rights and Liens hereunder as valid perfected security interests, (c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral, (d) any appraisals or re-appraisals of any property (real or personal) pledged to Laurus by Company as Collateral for, or any other Person as security for, Company's Obligations hereunder and (e) any consultations in connection with any of the foregoing. Company shall also pay Laurus' customary bank charges for all bank services (including wire transfers) performed or caused to be performed by Laurus for Company at Company's request or in connection with Company's loan account with Laurus. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by Company to Laurus shall be payable on demand and shall be secured by the Collateral.

         23. Assignment By Laurus. Laurus may assign any or all of the Obligations together with any or all of the security therefor to any Person which is not a direct or indirect competitor of Company and any such transferee shall succeed to all of Laurus' rights with respect thereto. Upon such transfer, Laurus shall be released from all responsibility for the Collateral to the extent same is assigned to any transferee. Laurus may from time to time sell or otherwise grant participations in any of the Obligations and the holder of any such participation shall, subject to the terms of any agreement between Laurus and such holder, be entitled to the same benefits as Laurus with respect to any security for the Obligations in which such holder is a participant. Company agrees that each such holder may exercise any and all rights of banker's lien, set-off and counterclaim with respect to its participation in the Obligations as fully as though Company were directly indebted to such holder in the amount of such participation.

         24. No Waiver; Cumulative Remedies. Failure by Laurus to exercise any right, remedy or option under this Agreement, any Ancillary Agreement or any supplement hereto or thereto or any other agreement between Company and Laurus or delay by Laurus in exercising the same, will not operate as a waiver; no waiver by Laurus will be effective unless it is in writing and then only to the extent specifically stated. Laurus' rights and remedies under this Agreement and the Ancillary Agreements will be cumulative and not exclusive of any other right or remedy which Laurus may have.

         25. Application of Payments. Company irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by Laurus from or on Company's behalf and Company hereby irrevocably agrees that Laurus shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter against the Obligations hereunder in such manner as Laurus may deem advisable notwithstanding any entry by Laurus upon any of Laurus' books and records.

         26. Indemnity. Company agrees to indemnify and hold Laurus, and its respective affiliates, employees, attorneys and agents (each, an "Indemnified Person"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement or any of the Ancillary Agreements or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement, the Ancillary Agreements or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing, except to the extent that any such indemnified liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO COMPANY OR TO ANY OTHER PARTY OR TO ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

         27. Revival. Company further agrees that to the extent Company makes a payment or payments to Laurus, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

         28. Notices. Any notice or request hereunder may be given to Company or Laurus at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this Section. Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, hand delivery, overnight mail or telecopy (confirmed by mail). Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when delivered to any officer of the party to whom it is addressed, in the case of those by mail or overnight mail, deemed to have been given three (3) business days after the date when deposited in the mail or with the overnight mail carrier, and, in the case of a telecopy, when confirmed.

Notices shall be provided as follows:


If to Laurus:                   Laurus Master Fund, Ltd.
                                c/o Laurus Capital Management, LLC
                                825 Third Avenue 14th Fl.
                                New York, New York 10022
                                Attention:  John E. Tucker, Esq.
                                Telephone:  (212) 541-4434
                                Telecopier:  (212) 541-5800

If to Company:                  Riviera Tool Company
                                5460 Executive Parkway
                                Grand Rapids, MI 49512
                                Attention: Peter C. Canepa, Chief
                                           Financial Officer
                                Facsimile: (616) 698-2470

With a copy to:                 Greenberg Traurig, LLP
                                The MetLife Building
                                200 Park Avenue
                                New York, New York 10166
                                Attention:  Alan I. Annex, Esq.
                                Telephone: (212) 801-9200
                                Telecopier: (212) 801-6400

or such other address as may be designated in writing hereafter in accordance with this Section 28 by such Person.

                  29. Governing Law, Jurisdiction and Waiver of Jury Trial. (a) THIS AGREEMENT AND THE ANCILLARY AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE.

                  (b) COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN COMPANY AND LAURUS PERTAINING TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS; PROVIDED, THAT LAURUS AND COMPANY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LAURUS FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LAURUS. COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.

                  (c) THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LAURUS AND COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR THE TRANSACTIONS RELATED THERETO.

         30. Limitation of Liability. Company acknowledges and understands that in order to assure repayment of the Obligations hereunder Laurus may be required to exercise any and all of Laurus' rights and remedies hereunder and agrees that, except as limited by applicable law, neither Laurus nor any of Laurus' agents shall be liable for acts taken or omissions made in connection herewith or therewith except for actual bad faith.

                  31. Entire Understanding. This Agreement and the Ancillary Agreements contain the entire understanding between Company and Laurus as to the subject matter hereof and thereof and any promises, representations, warranties or guarantees not herein contained shall have no force and effect unless in writing, signed by Company's and Laurus' respective officers. Neither this Agreement, the Ancillary Agreements, nor any portion or provisions thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

         32. Severability. Wherever possible each provision of this Agreement or the Ancillary Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the Ancillary Agreements shall be prohibited by or invalid under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions thereof.

         33. Captions. All captions are and shall be without substantive meaning or content of any kind whatsoever.

         34. Counterparts; Telecopier Signatures. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same agreement. Any signature delivered by a party via telecopier transmission shall be deemed to be any original signature hereto.

         35. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

         36. Publicity. Company hereby authorizes Laurus to make appropriate announcements of the financial arrangement entered into by and between Company and Laurus, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Laurus shall in its sole and absolute discretion deem appropriate, or as required by applicable law.

         37. Legends. The Securities shall bear legends as follows;

                  (a) The Note shall bear substantially the following legend:

                  "THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO RIVIERA TOOL COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (b) Any shares of Common Stock issued pursuant to conversion of the Note or exercise of the Options, shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO RIVIERA TOOL COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (c) The Options shall bear substantially the following legend:

                  "THIS OPTION AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS OPTION AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS OPTION MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS OPTION OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO RIVIERA TOOL COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."


       [Balance of page intentionally left blank; signature page follows.]

                  IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first written above.

                            RIVIERA TOOL COMPANY

                            By:
                               -------------------------------------

                            Name:
                               -------------------------------------

                            Title:
                               -------------------------------------


                            LAURUS MASTER FUND, LTD.

                            By:
                               -------------------------------------

                            Name:
                               -------------------------------------

                            Title:
                               -------------------------------------

                              Annex A - Definitions

                  "Account Debtor" means any Person who is or may be obligated with respect to, or on account of, an Account.

                  "Accountants" has the meaning given to such term in Section 11(a).

                  "Accounts" means all "accounts", as such term is defined in the UCC, now owned or hereafter acquired by any Person, including: (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) (including any such obligations that may be characterized as an account or contract right under the UCC); (b) all of such Person's rights in, to and under all purchase orders or receipts for goods or services; (c) all of such Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (d) all rights to payment due to such Person for Goods or other property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person); and (e) all collateral security of any kind given by any Account Debtor or any other Person with respect to any of the foregoing.

                  "Accounts Availability" means the amount of Loans against Eligible Accounts Laurus may from time to time make available to Company up to ninety percent (90%) of the net face amount of Eligible Accounts based on Accounts of Company.

                  "Affiliate" of any Person means (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For the purposes of this definition, control of a Person shall mean the power (direct or indirect) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Ancillary Agreements" means, the Notes, the Option, the Registration Rights Agreements, each Security Document and all other agreements, instruments, documents, mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, trust agreements and guarantees whether heretofore, concurrently, or hereafter executed by or on behalf of Company or any other Person or delivered to Laurus, relating to this Agreement or to the transactions contemplated by this Agreement or otherwise relating to the relationship between the Company and Laurus.

                  "Available Minimum Borrowing" shall have the meaning given such term in Section 2(a)(i).

                  "Books and Records" means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral or otherwise necessary or helpful in the collection thereof or the realization thereupon.

                  "Business Day" means a day on which Laurus is open for business and that is not a Saturday, a Sunday or other day on which banks are required or permitted to be closed in the State of New York.

                  "Capital Availability Amount" means $10,000,000.

                  "Charter" shall have the meaning given such term in Section 12(c)(iv).

                  "Chattel Paper" means all "chattel paper," as such term is defined in the UCC, including electronic chattel paper, now owned or hereafter acquired by any Person.

                  "Closing Date" means the date on which Company shall first receive proceeds of the initial Loans.

                  "Code" shall have the meaning set forth in Section 15 (i).

                  "Collateral" shall have the meaning ascribed such term in the Master Security Agreement, and shall include but not be limited to, all of Company's property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title or interests including all of the following property in which it now has or at any time in the future may acquire any right, title or interest:

                  (a) all Inventory;

                  (b) all Equipment;

                  (c) all Fixtures;

                  (d) all General Intangibles;

                  (e) all Accounts;

                  (f) all Deposit Accounts, other bank accounts and all funds on deposit therein;

                  (g) all Investment Property;

                  (h) all Stock;

                  (i) all Chattel Paper;

                  (j) all Letter-of-Credit Rights;

                  (k) all Instruments;

                  (l) all commercial tort claims set forth on Disclosure Schedule ;

                  (m) all Books and Records;

                  (n) all Supporting Obligations including letters of credit and guarantees issued in support of Accounts, Chattel Paper, General Intangibles and Investment Property;

                           (i) all money, cash and cash equivalents and (ii) all
cash held as cash collateral to the extent not otherwise constituting Collateral, all other cash or property at any time on deposit with or held by Laurus for the account of Company (whether for safekeeping, custody, pledge, transmission or otherwise); andall products and Proceeds of all or any of the foregoing, tort claims and all claims and other rights to payment including (i) insurance claims against third parties for loss of, damage to, or destruction of, the foregoing Collateral and (ii) payments due or to become due under leases, rentals and hires of any or all of the foregoing and Proceeds payable under, or unearned premiums with respect to policies of insurance in whatever form.

                  "Common Stock" the shares of stock representing Company's common equity interests.

                  "Contract Rate" shall have the meaning set forth in the respective Note.

                  "Default" means any act or event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

                  "Default Rate" has the meaning given to such term in Section 5(a)(iii).

                  "Deposit Accounts" means all "deposit accounts" as such term is defined in the UCC, now or hereafter held in the name of any Person, including, without limitation, the Lockbox Account.

                  "Documents" means all "documents", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

                  "Eligible Account" shall mean an Account Receivable (net of any offset to which it is subject) arising in the ordinary course of Company's business which meets each of the following requirements:

                  (a) it is not owing more than one hundred twenty (120) days after the date of the original invoice or other writing evidencing such Account Receivable;

                  (b) it arises from the sale or lease of goods and such goods have been shipped or delivered to the account debtor; or it arises from services rendered and such services have been performed;

                  (c) it is evidenced by an invoice, dated not later than the date of shipment or performance, rendered to such account debtor, or some other evidence of billing acceptable to Laurus;

                  (d) it is not evidenced by any note, trade acceptance, draft or other negotiable instrument or by any chattel paper, unless such note or other document or instrument previously has been endorsed and delivered to Laurus;

                  (e) it is a valid, legally enforceable obligation of the account debtor thereunder, and is not subject to any offset, counterclaim or other defense on the part of such account debtor or to any claim on the part of such account debtor denying liability thereunder in whole or in part;

                  (f) it is not subject to any sale of accounts, any rights of offset, assignment, lien or security interest whatsoever other than to Laurus;

                  (g) it is not owing by an Affiliate of Company, nor by any account debtor, which: (i) does not maintain an executive office in the United States of America, (ii) is not organized under the laws of the United States of America, or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality or other instrumentality thereof, without previous consent by the ;

                  (h) it is not an account owing by the United States of America or any state or political subdivision thereof, or by any department, agency, public body corporate or other instrumentality of any of the foregoing, unless all necessary steps are taken to comply with the Federal Assignment of Claims Act of 1940, as amended, or with any comparable state law, if applicable, and all other necessary steps are taken to perfect Laurus' security interest in such account;

                  (i) it is not owing by an account debtor for which the Company has received a notice of: (i) the death of the account debtor or any partner of the account debtor, (ii) the dissolution, liquidation, termination of existence, insolvency or business failure of the account debtor, (iii) the appointment of a receiver for any part of the property of the account debtor, or (iv) an assignment for the benefit of creditors, the filing of a petition under or the commencement of any proceeding under, the Bankruptcy Code by or against the account debtor;

                  (j) it is not an account billed in advance, payable on delivery, for consigned goods, for guaranteed sales, for unbilled sales, for progress billings, payable at a future date in accordance with its terms, subject to a retainage or holdback by the account debtor or insured by a surety company.

                  An Account Receivable which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account.

                  "Eligible Inventory" shall mean all of the Inventory of the Company which is in good and merchantable condition, is not obsolete or discontinued, and which would properly be classified as "work-in-process" or "unbilled contracts in process" under GAAP, excluding:

                  (a) consigned goods and inventory located outside the United States of America;

                  (b) inventory covered by or subject to a seller's right to repurchase, or any consensual or nonconsensual lien or security interest (including without limitation purchase money security interests) other than the liens in favor of Laurus; or

                  (c) inventory delivered to a customer, unless such inventory is subject to Company's perfected first priority security or title retention interest.

Inventory shall be valued on a "percent complete" basis determined in accordance with GAAP, and Inventory which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory.

                  "Equipment" means all "equipment" as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including any and all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property (other than Inventory) of every kind and description that may be now or hereafter used in such Person's operations or that are owned by such Person or in which such Person may have an interest, and all parts, accessories and accessions thereto and substitutions and replacements therefor.

                  "Event of Default" means the occurrence of any of the events set forth in Section 19.

                  "Excepted Issuances" shall have the meaning given such term in
Section 13(t).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exclusion Period" shall have the meaning given such term in
Section 13(t).

                  "Fixed Conversion Price" has the meaning given such term in the Minimum Borrowing Note.

                  "Fixtures" means all "fixtures" as such term is defined in the UCC, now owned or hereafter acquired by any Person.

                  "Formula Amount" has the meaning set forth in Section 2(a)(i).

                  "GAAP" means generally accepted accounting principles, practices and procedures in effect from time to time in the United States of America.

                  "General Intangibles" means all "general intangibles" as such term is defined in the UCC, now owned or hereafter acquired by any Person including all right, title and interest that such Person may now or hereafter have in or under any contract, all Payment Intangibles, customer lists, Licenses, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, Software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments, rights to received dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, and rights of indemnification.

                  "Goods" means all "goods", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including embedded software to the extent included in "goods" as defined in the UCC, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

                  "Goodwill" means all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Hazardous Materials" shall have the meaning given such term in Section 12(q).

                  "Indemnified Person" shall have the meaning given to such term in Section 26.

                  "Instruments" means all "instruments", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all certificated securities and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                  "Inventory" means all "inventory", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all inventory, merchandise, goods and other personal property that are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

                  "Inventory Availability" means the amount of Loans against Eligible Inventory Laurus may from time to time make available to Company up to fifty percent (50%) of the lesser of (i) the net face amount of WIP Inventory of Company and (ii) $5,000,000.

                  "Investment Property" means all "investment property", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located.

                  "Letter-of-Credit Rights" means "letter-of-credit rights" as such term is defined in the UCC, now owned or hereafter acquired by any Person, including rights to payment or performance under a letter of credit, whether or not such Person, as beneficiary, has demanded or is entitled to demand payment or performance.

                  "License" means any rights under any written agreement now or hereafter acquired by any Person to use any trademark, trademark registration, copyright, copyright registration or invention for which a patent is in existence or other license of rights or interests now held or hereafter acquired by any Person.

                  "Lien" means any mortgage, security deed, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

                  "Loans" shall have the meaning set forth in Section 2(a)(i) and shall include all other extensions of credit hereunder and under any Ancillary Agreement.

                  "Material Adverse Effect" means a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties or operations of Company.

                  "Maximum Legal Rate" shall have the meaning given to such term in Section 5(a)(iv).

                  "Minimum Borrowing Amount" means $2,000,000, which such aggregate amount shall be evidenced by Minimum Borrowing Notes.

                  "Minimum Borrowing Notes" shall mean each Secured Convertible Note, which shall be issued in a series, made by Company in favor of Laurus to evidence the Minimum Borrowing Amount.

                  "NASD" shall have the meaning given to such term in Section 13(b).

                  "Note Shares" shall have the meaning given such term in
Section 12(a).

                  "Notes" means each of the Minimum Borrowing Notes and the Revolving Note made by Company in favor of Laurus in connection with the transactions contemplated hereby, as the same may be amended, modified and supplemented from time to time, as applicable.

                  "Obligations" shall have the meaning set forth in that certain Master Security Agreement dated as of the date hereof between the Company and the Laurus, as such agreement shall be amended, modified or supplemented, from time to time.

                  "Option Shares" has the meaning given such term in Section 12(a).

                  "Options" has the meaning set forth in the Registration Rights Agreements.

                  "Payment Intangibles" means all "payment intangibles" as such term is defined in the UCC, now owned or hereafter acquired by any Person, including, a General Intangible under which the Account Debtor's principal obligation is a monetary obligation.

                  "Permitted Liens" means (a) Liens of carriers, warehousemen, artisans, bailees, mechanics and materialmen incurred in the ordinary course of business securing sums not overdue; (b) Liens incurred in the ordinary course of business in connection with workers compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (i) not overdue or (ii) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of the applicable Company in conformity with GAAP; (c) Liens in favor of Laurus;
(d) Liens for taxes (i) not yet due or (ii) being diligently contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the applicable Company in conformity with GAAP provided, that, the Lien shall have no effect on the priority of Liens in favor of Laurus or the value of the assets in which Laurus has a Lien; (e) Purchase Money Liens securing Purchase Money Indebtedness to the extent permitted in this Agreement and (f) Liens specified on the Schedules hereto.

                  "Person" means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person's successors and assigns.

                  "Prime Rate" means the "prime rate" published in The Wall Street Journal from time to time. The Prime Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in such rate.

                  "Proceeds" means "proceeds", as such term is defined in the UCC and, in any event, shall include: (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Company or any other Person from time to time with respect to any Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, governmental authority, bureau or agency (or any person acting under color of governmental authority); (c) any claim of Company against third parties (i) for past, present or future infringement of any Intellectual Property or (ii) for past, present or future infringement or dilution of any trademark or trademark license or for injury to the goodwill associated with any trademark, trademark registration or trademark licensed under any trademark License; (d) any recoveries by Company against third parties with respect to any litigation or dispute concerning any Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock; and (f) any and all other amounts , rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

                  "Purchase Money Indebtedness" means (a) any indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset, including indebtedness under capitalized leases, (b) any indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset, and (c) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).

                  "Purchase Money Lien" means any Lien upon any fixed assets that secures the Purchase Money Indebtedness related thereto but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures only such Purchase Money Indebtedness.

                  "Receivables Purchase" shall have the meaning given such term in Section 2(b).

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                  "Registration Rights Agreements" means those registration
rights agreements from time to time entered into between Company and Laurus, as amended, modified and supplemented from time to time.

                  "Revolving Note" means that secured revolving note made by Company in favor of Laurus in the aggregate principal amount of Eight Million Dollars ($8,000,000).

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Securities" means the Notes and the Options being issued by Company to Laurus pursuant to this Agreement and the Ancillary Agreements and the shares of the common stock of Company which may be issued pursuant to conversion of such Notes in whole or in part or exercise of such Options.

                  "Securities Act" shall have the meaning given such term in
Section 12(r).

                  "Security Documents" means all security agreements, mortgages, cash collateral deposit letters, pledges and other agreements which are executed by Company or any of its Subsidiaries in favor of Laurus.

                  "Software" means all "software" as such term is defined in the UCC, now owned or hereafter acquired by any Person, including all computer programs and all supporting information provided in connection with a transaction related to any program.

                  "Stock" means all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Securities Exchange Act of 1934).

                  "Subsidiary" of any Person means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time.

                  "Supporting Obligations" means all "supporting obligations" as such term is defined in the UCC.

                  "Term" means the Closing Date through the close of business on the day immediately preceding the third anniversary of the Closing Date, subject to acceleration at the option of Laurus upon the occurrence of an Event of Default hereunder or other

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termination hereunder or satisfaction of the Obligations by Company as provided hereunder or under the Ancillary Agreements.

                  "UCC" means the Uniform Commercial Code as the same may, from time to time be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Laurus' Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that UCC is used to define any term herein or in any Ancillary Agreement and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

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